Exhibit 10.1
BELO 2004 EXECUTIVE COMPENSATION PLAN
[FORM OF] AWARD NOTIFICATION
Participant:
Date of Grant:
Under the terms of the Belo 2004 Executive Compensation Plan (the “Plan”), you have been granted the following awards. All awards are effective on the Date of Grant set forth above and are subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference. Your long-term incentive awards are described below.
     1. Performance-Related RSUs*

No. of RSUs to be earned:	Target level of performance:
Minimum level of performance:
Below minimum level of performance: None Maximum level of performance:

Performance period:	January 1, [grant date year] through December 31, [grant date year]

Performance measures:	Belo Corp. Consolidated Earnings Before Interest, Taxes, Depreciation, Amortization and other income/expense for the year ending December 31, [grant date year]

Vesting:	Earned RSUs vest as follows:
33.3% on the annual earnings release date for the year ending December 31, [grant date year]

33.3% on the annual earnings release date for the year ending December 31, [grant date year plus one]

33.3% on the annual earnings release date for the year ending December 31, [grant date year plus two]

Payment dates:	Within 10 business days after Belo’s annual earnings release for [year of grant], [year of grant +1] and [year of grant +2], respectively

Form of payment:	60% in shares of Belo Series A Common Stock; 40% in cash
Your right, if any, to payment with respect to your performance-related RSUs upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification. Notwithstanding Appendix A, if you are an officer or key employee of Belo, your payment will be deferred for 6 months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.

     2. Time-Based Restricted Stock Units (RSUs)*

No. of RSUs:	________

Vesting:	100% on the date of the annual earnings release for the year ending December 31, [grant date year plus two]

Payment date:	Within 10 business days following the date of the annual earnings release for the year ending December 31, [grant date year plus two]

Form of payment:	60% in shares of Belo Series A Common Stock; 40% in cash
Your right, if any, to payment with respect to your time-based RSUs upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification. Notwithstanding Appendix A, if you are an officer or key employee of Belo, your payment will be deferred for 6 months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.

*	RSUs are referred to in the Plan as “Deferred Shares.”
     3. Stock Options

No. of shares:	___ shares of Belo Series B Common Stock

Option exercise price:	$___ per share

Vesting and exercise dates:	___ shares on and after [40% one year from grant date] ___ shares on and after [30% two years from grant date] ___ shares on and after [30% three years from grant date]

Expiration date:	The options will expire on, and may not be exercised after, [ten years from grant date]
Your right, if any, to exercise vested and unvested stock options upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Award Notification.
     4. Change in Control
In the event of a Change in Control as defined in the Plan, (i) all unvested stock options will vest and become exercisable immediately and (ii) all RSUs will vest immediately, with performance-related RSUs vesting at the higher of target or actual year-to-date results if the Change in Control occurs during the performance period. Vested RSUs will be paid at the earliest practicable date that payment may be made without violating any applicable provision of Section 409A of the Internal Revenue Code.
If you have any questions concerning this award, please contact Elaine Parham at (214) 977-6644.

Belo 2004 Executive Compensation Plan Award Notification
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units
The following guidelines will determine the effect of a Participant’s termination of employment on the Participant’s outstanding stock options and restricted stock units (RSUs). For purposes of these Guidelines, a year of service will be determined in the same manner as a year of service under the Belo Savings Plan as amended from time to time.

		Time-Based	Performance-Related
Termination Reason	Stock Options	RSUs	RSUs
Voluntary resignation	All options, unvested and vested, are forfeited immediately	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Discharge for cause [1]	All options, unvested and vested, are forfeited immediately	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Retirement [2], Death or Long-Term Disability	Vesting is accelerated and options remain exercisable for original term of the option.	RSUs fully vest and are paid as soon as practicable.	RSUs still subject to performance goals (within one year of grant) are forfeited immediately. RSUs earned after the one- year performance period become fully vested and are paid as soon as practicable.

1	Cause is determined by the Compensation Committee.

2	Retirement is defined as at least age 55 with 3 or more years of service.

Belo 2004 Executive Compensation Plan Award Notification
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units

Termination Reason:
Discharge without			Performance-
cause	Stock Options	Time-Based RSUs	Related RSUs
Executive officers, general managers and head of operating unit	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with 10 or more years of service	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with more than 5 but less than 10 years of service	Unvested options are forfeited immediately. Vested options remain exercisable for six months from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with 5 or fewer years of service	Unvested options are forfeited immediately. Vested options remain exercisable for three months from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately